LIMITED POWER OF ATTORNEY


      The undersigned hereby constitutes and appoints each of Sharon Levine and Victoria Masotta, signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

      1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Fleetmatics Group PLC (the "Company"), from time to time the following U.S. Securities and Exchange Commission ("SEC") forms: (i) Form ID, including any attached documents, to effect the assignment of codes to the undersigned to be used in the transmission of information to the SEC using the EDGAR System; (ii) Form D, and amendments of each filing form thereof, in accordance with the Regulation D or Section 4(6) of the Securities Act of 1933, as amended, and with the SEC rules thereunder, including any attached documents; and (iii) Forms 3, 4 and 5, and any amendments, of each filing form thereof, to effect the filing requirements in accordance with Section 16(a) of the Securities Exchange Act of 1934.

      2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, or Form D, or any amendment(s) thereto, or Forms 3, 4 or 5, and timely file such form(s) with the SEC or similar authority;

      3. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Power of Attorney and approves and ratifies any such release of information; and

      4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact, acting singly, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

      The undersigned acknowledges that:

      1. the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, any of the Company's or the undersigned's responsibilities to comply with the filing requirements under the applicable securities laws, including without limitation, any liability of the undersigned for any failure to comply with such requirements, and this Power of Attorney does not relieve the undersigned from responsibility for compliance with any such responsibilities, obligations or liabilities;

      2. this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information; and

      3. any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable.

      The Company and the undersigned hereby agree to indemnify each attorney-in-fact from and against any demand, damage, loss, cost or expense arising from any false or misleading information provided by the undersigned to the attorney-in fact.

      This Power of Attorney shall remain in full force and effect until the undersigned revokes this power of attorney by a signed writing notice delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of 22nd day of April, 2016.


                                            /s/ Jack Noonan